SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

831 Latour Court, Suite A Napa, California	94558
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreements.

On March 30, 2006, Senetek Plc (“Senetek” or the “Company”) entered into an agreement (the “Prepayment Agreement”) with the holders of its outstanding $3,289,000 principal amount of senior secured notes (the “Notes”) and its Series A, B and D Warrants to purchase 3,000,000, 3,300,000 and 3,437,500 Ordinary shares, respectively, at exercise prices of $1.00, $1.25 and $0.40, respectively, per share, issued pursuant to the Securities Purchase Agreement entered into in 1999 and amended in 2003 and 2004, as more fully described in note 8 to the Company’s consolidated financial statements for the year-ended December 31, 2004.

Pursuant to the Prepayment Agreement, the Company agreed to prepay the principal amount of the Notes and any accumulated interest within five business days after the date of the agreement. Pursuant to this agreement, the Notes were paid in full on March 31, 2006 (the “Note Closing Date”). The Prepayment Agreement provides that as of the Note Closing Date, all of the outstanding Series A, B and D Warrants are deemed cancelled and the Securities Purchase Agreement as amended (including all of the security agreements entered into pursuant to that agreement) is terminated. In addition, in connection with the prepayment transaction, the Company has issued to two of the holders of the cancelled Series A, B and D Warrants, new Series E Warrants to purchase a total of 3,000,000 Ordinary shares on substantially the same terms as the Series D Warrants, including their March 4, 2011 expiration date, but at an exercise price of $0.25 per Ordinary share. The Prepayment Agreement permits the holders of the Series E Warrants to require the Company to register the Ordinary shares underlying the Series E Warrant under the Securities Act of 1933 for resale on Form S-3 on up to two separate occasions and indemnifies the holders against delays in receipt of American Depositary Shares following proper tenders of Ordinary shares, in each case on the same terms as applied to the Series D Warrants. If the Prepayment Agreement had not been entered into, the Series A, B and D Warrants would have remained outstanding until March 4, 2011 and the exercise price of 2,650,000 of the Series B Warrants would have been reduced to $0.50 per share upon prepayment of the Notes.

In addition, pursuant to the Prepayment Agreement the Note holders’ two designees to the Board of Directors of Senetek resigned as directors of the Company.

On March 30, 2006, the Company also entered into an agreement for a revolving line of credit (the “Revolving Credit Agreement”) with Silicon Valley Bank that allows the Company to borrow, from time to time during the term of that facility, up to the lesser of $1,500,000 or 80% of the succeeding four calendar quarters’ minimum guaranteed royalty payments due under the Company’s Kinetin and Zeatin license agreement with Valeant Pharmaceuticals International as amended July 2005.

The Revolving Credit Agreement has a term of two years, and the Company has granted the Bank a first position security interest on its patents covering certain cytokinins, including Kinetin and Zeatin, for ameliorating signs of skin aging and the proceeds thereof, including the Company’s license agreements thereunder, and on the Company’s accounts and goods, equipment, inventory and other tangible assets and proceeds therefrom.

The Company made a good faith deposit of $35,000 to defray the Bank’s legal and other expenses of preparing and entering into the Revolving Credit Agreement and at signing the Company paid a further non-refundable facility fee of $15,000. Amounts outstanding under the Revolving Credit Agreement bear interest at the greater of 8.25 % per annum or 1% above the Bank’s prime lending rate from time to time, and the Company is obligated to pay a fee equal to 3% per annum of any unused portion of the amount available from time to time, and 3% per annum of the maximum availability through the remaining portion of the two year term if the Company terminates the Revolving Credit Agreement before its expiration or the Bank terminates for default by the Company.

The Revolving Credit Agreement contains various affirmative and negative covenants, including a requirement that the Company maintain positive EBITDA (earnings before interest, taxes, depreciation and amortization) for each rolling three-month period during the term. The agreement limits the Company’s ability to incur additional indebtedness to, or make investments in, or guarantees of, third parties and requires that the Company conduct its business only in the ordinary course. The Company is also required under the terms of the agreement to maintain minimum cash deposits at the Bank. Among other things, under the agreement, the Company may not liquidate, dissolve, permit or suffer a change of control or a change in a key officer (Mr. Massino), merge or undertake certain other organic changes.

In addition, the Company may not pay any dividends on, or redeem, retire or repurchase any of its capital stock.

Events of default under the Revolving Credit Agreement include, payment failures, covenant defaults, insolvency, certain judgments and cross-defaults, defaults under the Company’s license with Valeant or the occurrence of certain material adverse changes as defined in the agreement.

Item 1.02	Termination of a Material Definitive Agreement.

By entering into the Prepayment Agreement and pre-paying the Notes, the Company terminated the Securities Purchase Agreement with the holders of its Notes and Series A, B and D Warrants originally entered into in 1999 and as amended to date, along with all of the security arrangements that were executed in connection with the Securities Purchase Agreement. The terms of the Notes and Warrants issued pursuant to the Securities Purchase Agreement are further described in note 8 to the Company’s financial statements contained in the Company’s Form 10-K for the year ended December 31, 2004.

The information contained in item 1.01 concerning the termination of the Securities Purchase Agreement is incorporated herein by reference.

Item 2.03	Creation of A Direct Financial Obligation.

The Revolving Credit Agreement that the Company entered into with Silicon Valley Bank on March 30, 2006 creates a direct financial obligation that is material to the Company.

The material terms of the Revolving Credit Agreement are described in Item 1.01 and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As noted in response to Item 1.01 above, on March 31, 2006 the Company prepaid its outstanding Notes and, in connection with that prepayment transaction, the outstanding Series A, B and D Warrants of the Company (exercisable for an aggregate 9,737,500 Ordinary shares) were cancelled and new Series E Warrants to acquire up to an aggregate of 3,000,000 Ordinary shares were issued exclusively to two of the former holders of the Series A, B, and D Warrants.

As noted in response to Item 1.01, the Series E Warrants are exercisable for $.25 per Ordinary share through March 4, 2011 and the holders thereof have certain registration rights as described in response to Item 1.01. The Series E Warrants are immediately exercisable.

The Company did not receive any cash, securities, property or other proceeds from the issuance of the Series E Warrants.

The Series E Warrants were offered only to existing holders of the Series A, B and D Warrants, each of whom are “accredited investors”, as such term is defined in accordance with the Securities Act of 1933, as amended. The Series E Warrants have not been registered under the Securities Act of 1933, or any state securities laws. The Company relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Principal Officers.

On March 31, 2006 two directors, Rani Aliahmad and Michael Khoury, resigned as directors of the Company. These resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Each of Mr. Aliahmad and Mr. Khoury were designees of the holders of the Company’s Notes that were pre-paid on March 31, 2006, as described in response to Item 1.01. As part of the pre-payment arrangements, and as reflected in the Prepayment Agreement, it was agreed between the Company and the holders of the Notes that Messrs. Aliahmad and Khoury should step down from the Board given the extinguishment of the Notes and the adjustment of the warrant arrangements.

Item 8.01	Other Events

On March 30, 2006 the Company issued a press release announcing its intention to file a Form 12b-25 in order to extend the time for the filing of its Form 10-K for the period ended December 31, 2005. Such form was filed by the Company on March 30, 2006.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 31, 2006 the Company issued a press release announcing its prepayment agreement with the holders of its senior Notes and its new financing arrangement with Silicon Valley Bank.

The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed as part of this report:

1.	Press release dated March 30, 2006 is filed as Exhibit 99.1.

2.	Press release dated March 31, 2006 is filed as Exhibit 99.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006		SENETEK PLC (Registrant)

	By:	\s\ Frank Massino
	Name:	Frank Massino
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated March 30, 2006 announcing Senetek’s intention to file a Form 12b-25.

99.2	Press release dated March 31, 2006 announcing Senetek’s prepayment agreement with the holders of its senior Notes and the Company’s new financing arrangement with Silicon Valley Bank.